MEMORANDUM


TO:               Registered Representatives

FROM:             Linda C. Herring

RE:               Dissolution of 1994-A - 1995-A SDI Partnerships

DATE:             December 28, 1999

--------------------------------------------------------------------------------

Swift Energy Company, as Managing General Partner, is recommending that investors in 10 partnerships formed to purchase producing properties during 1994 through April 28, 1995, approve a proposal to sell all of each partnership's oil and gas assets. It is our intention to file proxies for the remaining acquisition partnerships in early 2000.

In accordance with the Limited Partnership Agreement, the affirmative vote of investors holding a majority of the SDI's is required to provide for the sale of each partnership's oil and gas assets and conclude the business of the partnership. Swift anticipates these property interests will be sold at public auction or in negotiated sales. If Swift is unable to sell one or more property interests through public auctions or by direct negotiation, then Swift may purchase those property interests. If Swift purchases any property interests, the purchase price will be the higher of the appraised value (from an independent appraiser) or the minimum bid price set at the most recent auction.

                                                                              % OF                 % OF ORIGINAL
                                                                           CONTRIBUTIONS              RESERVES
                           FORMATION            INVESTOR CAPITAL          RETURNED AS OF              REMAINING
PARTNERSHIP                   DATE                CONTRIBUTIONS              10/31/99                  1/1/99
-----------                   ----              ---------------              ---------                 ------
SWIFT ENERGY OPERATING PARTNERS (SWIFT DEPOSITARY INTERESTS)
1994-A                      04/20/94              $  4,487,431                 37.3%                     53%
1994-B                      06/30/94              $  5,698,300                 37.8%                     58%
1994-C                      09/30/94              $  5,125,411                 35.2%                     52%
1994-D                      12/30/94              $  4,775,604                 37.2%                     51%
1995-A                      04/28/95              $  3,692,962                 32.8%                     49%

SWJFT ENERGY PENSION PARTNERS (SWIFT DEPOSITARY INTERESTS)
1994-A                      04/20/94              $  2,635,723                 37.3%                     53%
1994-B                      06/30/94              $  3,535,809                 37.8%                     58%
1994-C                      09/30/94              $  2,783,562                 35.2%                     52%
1994-D                      12/30/94              $  3,032,126                 37.2%                     51%
1995-A                      04/28/95              $  3,319,041                 32.7%                     49%

To expedite the voting process, investors will have the option to vote by calling the 800 number on their proxy card. For verification purposes, each proxy card will be assigned a unique control number.

Also attached is a list of your clients and the programs in which they invested. We hope this information is helpful. If you have any questions, or need additional information, please feel free to call me at (800) 457-9438, Ext. 2733.

                                   MEMORANDUM


TO:               Broker Dealers

FROM:             Linda C. Herring

RE:               Dissolution of 1994-A - 1995-A SDI Partnerships

DATE:             December 28, 1999

--------------------------------------------------------------------------------

Swift Energy Company, as Managing General Partner, is recommending that investors in 10 partnerships formed to purchase producing properties during 1994 through April 28, 1995, approve a proposal to sell all of each partnership's oil and gas assets. It is our intention to file proxies for the remaining acquisition partnerships in early 2000.

In accordance with each Limited Partnership Agreement, the affirmative vote of investors holding a majority of the SDI's is required to provide for the sale of the partnership's oil and gas assets and conclude the business of the partnership. Swift anticipates these property interests will be sold at public auction or in negotiated sales. If Swift is unable to sell one or more property interests through public auctions or by direct negotiation, then Swift may purchase those property interests. If Swift purchases any property interests, the purchase price will be the higher of the appraised value (from an independent appraiser) or the minimum bid price set at the most recent auction.

Member firms who were involved in the original offering of the SDIs or who currently have clients in these partnerships are being provided this summary through their due diligence officers. Because these brief statistics are qualified in their entirety by reference to the individual proxy statements dated December 20, 1999 for each partnership, THIS SUMMARY IS NOT TO BE DISSEMINATED TO A FIRM'S REGISTERED REPRESENTATIVES OR THEIR CLIENTS. For
information concerning the circumstances affecting each partnership's performance and the proposal being submitted for investor approval, see "The Proposal," in each proxy statement, especially the subcaptions thereunder entitled "Partnership Financial Performance and Condition" and "Reasons for the Proposal."

                                                  INVESTOR                   CASH                 ESTIMATED RANGE OF
                           FORMATION               CAPTIAL              DISTRIBUTIONS            LIQUIDATION PROCEEDS
PARTNERSHIP                   DATE               CONTRIBUTIONS            AS OF 09/30/99        LOW               HIGH
-----------                   ----               -------------          --------------          ---               ----
Swift Energy Operating Partners (Swift Depositary Interests)
1994-A                        04/20/94          $  4,487,431                36.9%               34.1%             43.4%
1994-B                        06/30/94          $  5,698,300                37.45%              38.6%             47.8%
1994-C                        09/30/94          $  5,125,411                34.8%               27.7%             41.1%
1994-D                        12/30/94          $  4,775,604                36.7%               30.1%             42.4%
1995-A                        04/28/95          $  3,692,962                32.3%               36.4%             51.3%

Swift Energy Pension Partners (Swift Depositary Interests)
1994-A                        04/20/94          $  2,635,723                36.9%               33.8%             43.2%
1994-B                        06/30/94          $  3,535,809                37.4%               38.1%             47.5%
1994-C                        09/30/94          $  2,783,562                34.8%               27.7%             41.1%
1994-D                        12/30/94          $  3,032,126                36.7%               30.0%             42.4%
1995-A                        04/28/95          $  3,319,041                32.2%               36.5%             51.4%

To expedite the voting process, investors will have the option to vote by calling the 800 number on their proxy card. For verification purposes, each proxy card will be assigned a unique control number.

We realize you cannot recommend to either the representatives or their clients that they accept or reject the proposal; however, we would appreciate your assistance in encouraging your clients to vote. To assist you in this task, enclosed is a list of your account representatives and their sales in each of the above mentioned partnerships. Additionally, we will forward to representatives a list of their clients in each partnership in advance of mailing to investors.

If you need any further material or have any questions with regard to the proposal, please feel free to contact Linda Herring at (800) 457-9438, extension 2733.